POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, Varun Khanna, hereby constitutes and appoints Michael Nguyen and Toni Melhado and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, in any and all capacities, to
1.          execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, of KKR Credit Opportunities Portfolio (the “Fund”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act;
2.          do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission (the “SEC”) and stock exchange or similar authority, including without limitation, completing, executing and filing an application for EDGAR codes (i.e., CIK and CCC codes);
3.          be named as account administrators authorized to manage my EDGAR account with the SEC.  This includes managing user access, performing annual confirmations, and delegating filing authority to others. They are the primary point of contact for EDGAR-related matters on my behalf; and
4.          take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of the such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, and supersedes any Power of Attorney executed by the undersigned prior to the date hereof for the purposes listed above.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of January, 2026.

Signature: /s/ Varun Khanna
Name: Varun Khanna